UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 7, 2006

Date of Report (Date of earliest event reported)

HORIZON HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13626	75-2293354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2941 South Lake Vista Drive

Lewisville, Texas 75067

(Address of principal executive offices and zip code)

(972) 420-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective September 7, 2006, the Company entered into Executive Agreements with the following of its executive officers:

(a) James Ken Newman, Chairman, President and Chief Executive Officer;

(b) John E. Pitts, Executive Vice President, Finance and Chief Financial Officer;

(c) David K. White, Executive Vice President, Contract Management Services;

(d) Donald W. Thayer, Executive Vice President, Acquisitions and Development;

(e) David K. Meyercord, Executive Vice President, Administration and General Counsel and Secretary; and

(f) Frank J. Baumann, Senior Vice President, Hospital Services.

Copies of the Executive Agreements are attached as Exhibits to this Form 8-K and are incorporated in this Item 1.01 by reference. The summary description of the Executive Agreements below does not purport to be complete and is qualified in its entirety by reference to the copies of the Executive Agreements filed as Exhibits hereto, each of which should be reviewed in its entirety.

As discussed in Item 1.02 below, the Executive Agreement with James Ken Newman replaces his existing Executive Agreement, dated May 1, 2003, which has been terminated and the Executive Agreement with David K. Meyercord replaces his existing Executive Agreement, dated July 1, 2004, which has been terminated.

The Executive Agreements with Messrs Newman, White and Meyercord provide:

(a) In the event of a termination without cause (as defined in the agreement) at any time or in the event of a resignation by the executive for good reason (as defined in the agreement) within twelve (12) months after a Change in Control of the Company:

(i) The executive shall be paid a severance benefit in an amount equal to his then annual base salary plus an amount equal to fifty (50) percent of the maximum potential bonus the executive is eligible to earn with respect to the year of termination, which benefit is payable in a lump sum payment within ten (10) days of the date of the termination of the executive’s employment provided that any cash severance payments will be payable in a lump sum on the date six (6) months and one (1) day after the date of termination if the imposition of additional tax under Section 409A of the Internal Revenue Code would otherwise be applicable;

(ii) All equity and other awards subjected to vesting provisions shall be accelerated and fully vested; but if any such award cannot become fully vested for any reason, then the executive shall receive an amount in cash equal to any award that is forfeited; and

(iii) The executive and the executive’s dependents, if any, shall be entitled to continue participation for a period of one (1) year on the same basis in health and welfare benefits comparable to that provided by the Company at the time of termination.

The amount of the severance benefit is limited and will be cut back to the extent necessary to avoid any severance benefit payable under the agreement constituting an “excess parachute payment” as defined in the Internal Revenue Code.

(b) No severance benefit is payable under the agreement in the event of termination by the Company with cause, voluntary termination by the executive without good reason, or termination due to death, disability or retirement, except for severance benefits in accordance with the Company’s established policies, if any, then in effect.

(c) Good reason under the agreement is defined as (i) a material diminution in title, duties, authority, compensation or benefits, (ii) a material breach of the agreement by the Company, and (iii) the executive being required to work at an office location outside the Dallas, Ft. Worth, Denton, Texas metropolitan area.

The Executive Agreement also contains certain confidentiality provisions.

The Executive Agreements with Messrs Pitts, Thayer and Baumann are identical to the agreements with Messrs Newman, White and Meyercord, except that, in the event of termination of employment by the Company without cause, severance benefits are payable only if such termination occurs within twelve (12) months after a Change in Control.

Item 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

(a) Effective September 7, 2006, the Company and James Ken Newman mutually terminated the Executive Retention Agreement, dated May 1, 2003, between the Company and Mr. Newman. The material terms of the May 1, 2003, Executive Retention Agreement are described below. A copy of the May 1, 2003, Executive Retention Agreement was filed as Exhibit 10.1 to the Company’s Form 10-Q for the Fiscal Quarter ended May 31, 2003. Mr. Newman agreed to the termination of his existing Executive Retention Agreement upon the execution of the new Executive Agreement described in Item 1.01 above.

Pursuant to the May 1, 2003, Executive Retention Agreement, Mr. Newman had agreed to serve as Chairman and Chief Executive Officer of the Company for an initial term of five years and to serve as a consultant after his retirement. The Executive Retention Agreement was subject to automatic renewal so that it maintained a three-year term at all times, but in no event beyond August 31, 2013. The Board of Directors of the Company had the right to terminate the automatic renewal provision at any time.

The Executive Retention Agreement provided for an initial annual base salary of $400,000 for Mr. Newman’s services, subject to increase by the Compensation Committee of the Board of Directors in its sole discretion. Following his retirement, Mr. Newman’s fee for his consulting services was to have been 75% of his annual base salary in effect at the time of his retirement. The agreement also required the Compensation Committee to establish an annual performance bonus plan for Mr. Newman during the term of his employment. Mr. Newman was to have the ability to earn a performance bonus in an amount not less than 100% of his then-current annual base salary. After retirement, Mr. Newman would not have been entitled to any bonuses except for those earned up to the date of his retirement.

The Executive Retention Agreement provided for a severance payment to Mr. Newman if any of the following occurred during the term of his employment:

•	He was terminated without cause or he resigned with cause as a result of a material diminution in his authority and responsibilities; or

•	The Company breached any material provision of the agreement or failed to perform its obligations under the agreement.

The amount of the potential severance payment was equal to the sum of the full amount of Mr. Newman’s annual base salary or, if applicable, consulting fees that would have been payable to him over the term of the agreement remaining after the date of his termination or resignation. The severance payment was payable in equal consecutive monthly installments over the remaining unexpired term of the agreement.

The Executive Retention Agreement also contained certain confidentiality and non-competition provisions. The non-competition agreement stayed in place after termination so long as Mr. Newman received severance payments under the agreement. Mr. Newman had the right to limit the term of the non-competition agreement to twenty-four months by electing to forego any additional severance payments after such period. In the event Mr. Newman voluntarily terminated his consulting services, no severance payments were payable but he would have been subject to the non-competition agreement for twenty-four (24) months after the date of termination.

(b) Effective September 7, 2006, the Company and David K. Meyercord mutually terminated the Executive Agreement, dated July 1, 2004, between the Company and Mr. Meyercord. The material terms of the July 1, 2004, Executive Agreement are described below. A copy of the July 1, 2004, Executive Agreement was filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2004. Mr. Meyercord agreed to the termination of his existing Executive Agreement upon the execution of the new Executive Agreement described in Item 1.01 above.

The July 1, 2004, Executive Agreement provided for a severance payment to Mr. Meyercord if any of the following occur during the term of his employment:

•	He was terminated without cause;

•	The Company breached any material provision of the agreement or failed to perform its obligations under the agreement;

•	He resigned with cause as a result of a material diminution in his authority and responsibilities following a Change in Control of the Company; or

•	He resigned following a Change in Control after being required to work at an office location outside the Dallas/Fort Worth metropolitan area.

The amount of the potential severance payment was equal to the sum of the full amount of Mr. Meyercord’s then-current annual base salary, plus 50% of the maximum annual cash bonus that Mr. Meyercord was eligible to receive with respect to the fiscal year in which his employment ended. The severance payment was payable in twelve equal consecutive monthly installments.

Item 9.01. Exhibits

(c)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Executive Agreement, dated September 7, 2006, between the Company and James Ken Newman.

10.2	Executive Agreement, dated September 7, 2006, between the Company and David K. White.

10.3	Executive Agreement, dated September 7, 2006, between the Company and John E. Pitts.

10.4	Executive Agreement, dated September 7, 2006, between the Company and Donald W. Thayer.

10.5	Executive Agreement, dated September 7, 2006, between the Company and David K. Meyercord.

10.6	Executive Agreement, dated September 7, 2006, between the Company and Frank J. Baumann.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON HEALTH CORPORATION

Date: September 11, 2006	By:	/s/ John E. Pitts
John E. Pitts
Executive Vice President, Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Executive Agreement, dated September 7, 2006, between the Company and James Ken Newman.

10.2	Executive Agreement, dated September 7, 2006, between the Company and David K. White.

10.3	Executive Agreement, dated September 7, 2006, between the Company and John E. Pitts.

10.4	Executive Agreement, dated September 7, 2006, between the Company and Donald W. Thayer.

10.5	Executive Agreement, dated September 7, 2006, between the Company and David K. Meyercord.

10.6	Executive Agreement, dated September 7, 2006, between the Company and Frank J. Baumann.